                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            IXC COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)




    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 30, 1998

TO THE STOCKHOLDERS OF IXC COMMUNICATIONS, INC.:

     The 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") of IXC Communications, Inc. (the "Company") will be held at 9:00 a.m., local time, on Thursday, April 30, 1998 at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, for the following purposes:

          1. To elect seven Directors of the Company to serve during the ensuing year and/or until their successors are elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on March 20, 1998 will be entitled to notice of and to vote at the 1998 Annual Meeting or any adjournment or postponement thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                          By Order of the Board of Directors

                                          /s/ JEFFREY C. SMITH

                                          JEFFREY C. SMITH
                                          Secretary

April 9, 1998
Austin, Texas

     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.
                            ------------------------

     REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO JEFFREY C. SMITH, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 1122 CAPITAL OF TEXAS HIGHWAY SOUTH, AUSTIN, TEXAS 78746.

                            IXC COMMUNICATIONS, INC.
                      1122 CAPITAL OF TEXAS HIGHWAY SOUTH
                              AUSTIN, TEXAS 78746
                            ------------------------

                                PROXY STATEMENT

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 30, 1998
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of IXC Communications, Inc., a Delaware corporation (the "Company" or "IXC Communications"), for use at the 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") to be held on Thursday, April 30, 1998 at 9:00 a.m., local time, at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 1998 Annual Meeting were mailed or delivered to the stockholders of the Company on or about April 9, 1998.

MATTERS TO BE CONSIDERED

     The 1998 Annual Meeting has been called to (1) elect seven Directors of the Company to serve during the ensuing year and/or until their successors are elected and qualified and (2) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

     The Board has fixed the close of business on March 20, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1998 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, the outstanding voting securities of the Company were 31,756,452 shares of the Company's Common Stock (the "Common Stock") and 414.03 shares of the Company's 10% Junior Series 3 Cumulative Redeemable Preferred Stock (the "Series 3 Stock"). The Company redeemed all the outstanding shares of Series 3 Stock in March 1998 and therefore the Series 3 Stock will not be entitled to any voting rights at the 1998 Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

     The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1998 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Director nominees who receive the greatest number of votes at the 1998 Annual Meeting will be elected to the Board of Directors of the Company. Votes against a candidate and votes withheld have no legal effect. Stockholders are not entitled to cumulate votes. In matters other than the election of Directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     All proxies which are properly completed, signed and returned prior to the 1998 Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the 1998 Annual Meeting and expressing a desire to vote his or her shares in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 1998, regarding the beneficial ownership of: (i) each class of the Company's voting securities+ by each person who is known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, and (ii) each class of equity securities of the Company by (a) each director and executive officer of the Company, (b) each of the Named Executive Officers (as defined below), and (c) all directors and executive officers of the Company as a group.

                                             CONVERTIBLE     PERCENT OF
                                           PREFERRED STOCK   CONVERTIBLE   COMMON STOCK      PERCENT OF
                                            BENEFICIALLY      PREFERRED    BENEFICIALLY        COMMON
            NAME AND ADDRESS                 OWNED(1)(2)     STOCK OWNED   OWNED(1)(2)          STOCK
            ----------------               ---------------   -----------   ------------      ----------
Ralph J. Swett(3)(4).....................        3,694             *        2,906,052            9.2%
Benjamin L. Scott(3).....................           --            --               --             --
John R. Fleming(3).......................           --            --        1,153,739            3.6
David J. Thomas(3).......................           --             *          187,236(5)           *
James F. Guthrie(3)......................        1,055             *          191,157(6)           *
Michael W. Vent(3).......................           --            --           36,375(5)           *
Jeffrey C. Smith(3)......................           --            --           17,000(7)           *
Meri B. Braziel(3).......................           --            --           16,197(8)           *
Valerie Walden(3)........................           --            --               --             --
Stuart K. Coppens(3).....................           --            --               --             --
Richard D. Irwin.........................        6,328             *        3,295,445(9)        10.4
  c/o Grumman Hill Associates, Inc.
  191 Elm Street
  New Canaan, CT 06840
Carl W. McKinzie.........................           --            --          211,917(10)          *
  300 S. Grand Avenue, 29th Floor
  Los Angeles, CA 90071
Wolfe H. Bragin..........................           --            --            4,000              *
  2029 Century Park East, Suite 1230
  Los Angeles, CA 90067
Phillip L. Williams......................           --            --          144,150(11)          *
  633 West Fifth Street, Suite 4000
  Los Angeles, CA 90071-2007
Joe C. Culp..............................           --            --           35,622(5)           *
  #5 Hedge Lane
  Austin, TX 78746
Trustees of General Electric Pension           316,610          30.0%       9,974,090(12)
  Trust..................................                                                       30.2
  3003 Summer Street
  Stamford, CT 06905
West Highland Capital, Inc...............           --            --        2,000,000(13)        6.3
  300 Drakes Landing Road, Suite 290
  Greenbrae, CA 94904
All directors and executive officers            11,077           1.0        8,198,890
  of.....................................                                                       25.5
  IXC Communications as a group (15
persons)

---------------
  *  Less than 1%

  + There were 414.03 shares of the Series 3 Stock outstanding as of March 1, 1998. All shares of Series 3 Stock were redeemed by the Company in March 1998 prior to the 1998 Annual Meeting and therefore are not listed in the above table.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock relating to options currently exercisable or exercisable within 60 days of March 1, 1998, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

     Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

 (2) The shares of the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock"), the Company's 12 1/2% Series B Junior Exchangeable Preferred Stock Due 2009 (the Exchangeable Preferred Stock") and the Company's 6 3/4% Cumulative Convertible Preferred Stock (the "6 3/4% Preferred Stock") are nonvoting except upon the occurrence of certain events described in the Certificate of Designation with respect to the Convertible Preferred Stock, the Exchangeable Preferred Stock and the 6 3/4% Preferred Stock, respectively. The Company has only limited information concerning the beneficial ownership of the Convertible Preferred Stock, the Exchangeable Preferred Stock and the 6 3/4% Preferred Stock because substantially all of the Convertible Preferred Stock, the Exchangeable Preferred Stock and the 6 3/4% Preferred Stock are registered in the names of nominees. The 6 3/4% Preferred Stock was issued on March 30, 1998.

 (3) The address of such person is c/o IXC Communications, Inc. 1122 Capital of Texas Highway South, Austin, Texas 78746.

 (4) Includes 472,480 shares held by Ralph J. Swett, Trustee of the EMS 1994 Trust and 472,480 shares held by Ralph J. Swett, Trustee of the RJS 1994 Trust. Also includes 15,745 shares of Common Stock issuable to Mr. Swett upon conversion of the Convertible Preferred Stock.

 (5) Represents shares of Common Stock issuable with respect to the exercise of options.

 (6) Represents 186,660 shares of Common Stock issuable with respect to the exercise of options. Also includes 4,497 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

 (7) Represents 15,000 shares of Common Stock issuable with respect to the exercise of options.

 (8) Represents 16,097 shares of Common Stock issuable with respect to the exercise of options.

 (9) Includes 1,628,216 shares held by The Irwin Family Limited Partnership dated January 4, 1995, 341,341 shares held by The Irwin Family Limited Partnership #2, 350,444 shares held by The Irwin Family Limited Partnership #3 and 26,973 shares of Common Stock issuable upon conversion of 2,636 shares of the Convertible Preferred Stock held by an Individual Retirement Account established by Mr. Irwin and 3,692 shares of Convertible Preferred Stock held by the Virginia Irwin Charitable Remainder Unitrust Dtd 1/4/95. Also includes 636,990 shares of Common Stock held by Grumman Hill Investments, L.P. ("GHI") and 107,094 shares held by Grumman Hill Associates, Inc. ("GHA"). Mr. Irwin is President of GHA, and Mr. Irwin may be deemed a beneficial owner of the shares owned by such entity. The sole general partner of GHI is Grumman Hill Company, LLC, of which Mr. Irwin is the general manager and a beneficial owner of a membership interest and may be deemed to have voting and investment power with respect to such shares.

(10) Such shares are held by Trust for the Riordan & McKinzie Profit Sharing and Savings Plan for the benefit of Carl W. McKinzie.

(11) Such shares are held by Phillip L. Williams, as Trustee of the Phillip and Jane Williams Living Trust, UDT August 20, 1985.

(12) Includes 1,349,573 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

(13) Represents 357,406 shares held by West Highland Capital, Inc. ("WHC"), 283,176 shares held by Buttonwood Partners, L.P. ("BP") and 1,359,418 shares held by West Highland Partners, L.P. ("WHP"). Larry H. Gerard ("Gerard") is the sole director and occupies all the officer positions of WHC, which is an investment advisor. Gerard is the sole manager of Estero Partners, LLC ("Estero"). WHC, Estero and Gerard are the general partners of WHP and BP, which are investment limited partnerships. The share amounts for WHC, WHP and BP are based upon information contained in an amendment to a Schedule 13D filed with the Commission on December 31, 1997. The Commission's rules do not require a Schedule 13D to be updated unless such stockholder's beneficial holdings increase or decrease by a material amount (as determined by the Commission's rules), so that there can be no assurance that the current holding of WHC, WHP and BP do not vary from those shown in the above table.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Seven directors are to be elected and qualified at the 1998 Annual Meeting to serve until the next Annual Meeting of Stockholders and/or until their respective successors have been duly elected and qualified. The holders of Series 3 Stock, voting as a class, were previously entitled to elect one of the seven directors. The Company redeemed all the outstanding shares of Series 3 Stock in March 1998 prior to the 1998 Annual Meeting, and accordingly, the holders of Common Stock will be entitled to elect all seven directors at the 1998 Annual Meeting to serve until the next Annual Meeting of Stockholders and/or until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of the persons listed below as Directors of the Company for a term commencing on the date of the 1998 Annual Meeting and continuing until the next Annual Meeting of Stockholders and/or until their successors have been duly elected and qualified. In the event that any nominee for Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee except that Mr. Scott is to become the Chairman of the Board within the 30-day period immediately following the 1998 Annual Meeting pursuant to the terms of his employment agreement with the Company. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS.

     Information is set forth below concerning the incumbent Directors, all of whom are also nominees for election as Directors, and the year in which each incumbent Director was first elected as a Director of the Company. Each nominee has furnished the information as to his or her beneficial ownership of Common Stock as of March 1, 1998 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected. Ages are shown as of March 1, 1998.

            NAME              AGE      POSITION WITH THE COMPANY    DIRECTOR SINCE
            ----              ---      -------------------------    --------------
Benjamin L. Scott...........  48      President, Chief Executive         1997
                                      Officer and Director
Ralph J. Swett*.............  63      Chairman of the Board and          1992
                                      Director
Richard D. Irwin*...........  62      Director                           1992
Wolfe H. Bragin*++..........  53      Director                           1993
Carl W. McKinzie+...........  58      Director                           1993
Phillip L. Williams+++......  75      Director                           1996
Joe C. Culp+................  64      Director                           1996

---------------

* Member of the Compensation Committee.
+ Member of the Audit Committee.
++ Member of the Administrative Committee.

     Mr. Scott has served as the President and Chief Executive Officer of IXC Communications and a member of the Board of Directors since October 1997. Prior to that, Mr. Scott served as President and Chief Executive Officer of PrimeCo Personal Communications, L.P., a joint venture among Bell Atlantic Corporation ("Bell Atlantic"), US West Media Group and Airtouch Communications, Inc., from 1995 until September 30, 1997. Prior to that, Mr. Scott served as an officer of Bell Atlantic from 1991 to 1995, including as President and Chief Executive Officer of Bell Atlantic International Wireless. Prior to that, Mr. Scott was employed by AT&T from 1971 through 1991, with his last position being President and Chief Executive Officer of AT&T Canada.

     Mr. Swett has served as Chairman of IXC Communications since its formation in July 1992 and as Chief Executive Officer and President of IXC Communications from July 1992 to October 1997. Prior to that, Mr. Swett served as Chairman of the Board and Chief Executive Officer of Communications Transmission, Inc. ("CTI") from 1986 to 1992. From 1969 to 1986, Mr. Swett served in increasingly senior positions (Vice President, President and Chairman) of Times Mirror Cable Television ("TMCT"), a subsidiary of The Times Mirror Company ("Times Mirror") and as a Vice President of Times Mirror from 1981 to 1986. Mr. Swett has managed communications businesses for the past 27 years. Mr. Swett ceased to serve as the President and Chief Executive Officer of IXC Communications during October 1997 upon the beginning of the employment of Benjamin L. Scott. Mr. Swett is a member of the Board of Directors of PSINet Inc.

     Mr. Irwin has served as a director of IXC Communications since its formation in July 1992. He has served as the President of Grumman Hill Company, L.L.C. or its predecessor ("Grumman Hill"), a merchant banking firm and the general partner of GHI, since 1985. Prior to the formation of Grumman Hill, Mr. Irwin was a Managing Director of Dillon, Read & Co. Inc., from 1983 to 1985. Prior to that, he served as Chief Executive Officer of Fotomat Corporation for 13 years. Mr. Irwin is also a member of the Board of Directors of PharmChem Laboratories, Inc. and was the Chairman of ALC Communications Corporation ("ALC") (which was acquired by Frontier Corporation in 1995), from August 1988 through August 1995.

     Mr. Bragin has served as a director of IXC Communications since May 1993. Mr. Bragin has served since 1985 as Vice President of General Electric Investment Corporation ("GEIC"), a subsidiary of General Electric Company that acts as an investment advisor to Trustees of General Electric Pension Trust ("GEPT"). Prior to joining GEIC in 1984, Mr. Bragin served in numerous equipment leasing, investment and portfolio management positions for GE Credit Corporation, now known as GE Capital Communication Services Corporation. Mr. Bragin is a member of the Board of Directors of a number of private companies.

     Mr. McKinzie has served as a director of IXC Communications since May 1993. Mr. McKinzie has been a principal of Riordan & McKinzie, a Professional Law Corporation ("Riordan & McKinzie"), since 1980.

     Mr. Williams was elected a director of IXC Communications in June 1996. Mr. Williams has been a private investor and business advisor since May 1993. Prior to that, Mr. Williams served as Vice Chairman of the Board of Times Mirror from 1987 to May 1993. Mr. Williams is a member of the Board of Directors of Tejon Ranch Company.

     Mr. Culp was elected a director of IXC Communications in June 1996. Mr. Culp has been President of Culp Communications Associates, a management and marketing consulting firm, since 1990. From 1989 to 1990 Mr. Culp served as Executive Vice President of CTI. Prior to that, Mr. Culp served as President and Chief Executive Officer of Lightnet, Inc. from 1988 to 1989 and as President of Rockwell International Corp.'s Telecommunications Group from 1982 until 1988. Mr. Culp has over 40 years of experience in the communications industry. Mr. Culp is a director of Multimedia Access Corporation and Crosskeys System Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

COMMITTEES

     The standing committees of the Board are the Audit Committee (the "Audit Committee"), the Compensation Committee (the "Compensation Committee") and the Administrative Committee (the "Administrative Committee"). The Audit Committee, which presently consists of Messrs. Williams, Culp and McKinzie met five times during the fiscal year ended December 31, 1997 ("fiscal 1997"). The Compensation Committee, which consisted of Messrs. Irwin, Bragin and McKinzie until November 1, 1997 and presently consists of Messrs. Irwin, Bragin and Swett met once during fiscal 1997. The Administrative Committee which presently consists of Messrs. Bragin and Williams did not meet during fiscal 1997 but took various actions by written consent.

     Audit Committee. The Board of Directors established the Audit Committee in June 1996 to: (i) make recommendations concerning the engagement of independent public accountants; (ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit; (iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls. Mr. Williams, Mr. Culp and Mr. McKinzie are the members of the Audit Committee.

     Compensation Committee. The Board of Directors established the Compensation Committee in June 1996 consisting of Mr. Irwin, Mr. Bragin and Mr. McKinzie (until November 1, 1997), none of whom are or have ever been employees of the Company. Effective November 1, 1997, Mr. Swett, an employee of the Company, replaced Mr. McKinzie as a member of the Compensation Committee. The Compensation Committee determines the compensation for the Company's executive officers and administers the Company's 1996 Stock Plan, as amended (the "1996 Stock Plan"), the Company's Amended and Restated 1994 Stock Plan, as amended (the "1994 Stock Plan") and the Company's Special Stock Plan (the "Special Stock Plan"), except that all grants of stock-based awards in 1997 were made by the Administrative Committee or the Chief Executive Officer pursuant to the authority delegated to him by the Board of Directors as described in the following sentence. Subject to certain limitations, in January 1997, the Board of Directors delegated its authority under the 1996 Stock Plan and the 1994 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to the Administrative Committee with respect to grants of stock options to senior executive officers of the Corporation and other individuals who may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     Administrative Committee. The Board of Directors established the Administrative Committee in September 1997 consisting of Mr. Bragin and Mr. Williams, none of whom are or have ever been employees of the Company. The Administrative Committee administers the Company's 1997 Special Executive Stock Plan (the "1997 Stock Plan") in all respects and administers the grants of stock options under the 1996 Stock Plan and the 1994 Stock Plan to senior executive officers of IXC Communications and other individuals who may be subject to
Section 162(m) of the Code.

MEETINGS AND REMUNERATION

     During fiscal 1997, the Board held thirteen meetings and took various actions by written consent. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period within which he was a Director and (ii) the total number of meetings held by all committees of the Board during the period within which he was a member of such committee of the Board.

     Each Director is elected to hold office until the next annual meeting of stockholders and/or until his respective successor is elected and qualified. Non-employee directors currently receive annual compensation of $10,000 in cash and certain non-employee directors (Messrs. Bragin, Culp and Williams) receive an annual allocation under the Company's phantom stock plan (described below) for service to the Company as members of the Board of Directors. All compensation which would otherwise be payable to Mr. Bragin as a director of the Company is paid to GEPT. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Mr. Culp was granted an option in 1994 in connection with consulting services provided for the Company which is fully exercisable to purchase 60,622 shares of Common Stock at a purchase price of $3.01 per share. Neither Messrs. Scott nor Mr. Swett receives compensation for services rendered as a director.

     The Company adopted a phantom stock plan (the "Directors' Plan") in May 1996 for certain of its outside directors, pursuant to which $20,000 per participating director per year of their director's fees will be automatically deferred and treated as if it were invested in Common Stock. No stock will be actually purchased under the plan, and the participants will receive cash benefits equal to the value of the shares that they are deemed to have purchased under the plan, with such value to be determined on the date of distribution. The distribution of the benefits generally will occur following the third Annual Meeting of Stockholders that occurs after the amounts are credited to the individual's account in the Directors' Plan. The Directors' Plan is administered by Messrs. Swett, Irwin and McKinzie, none of whom are participants in the plan.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     Set forth in the table below are the names, ages (as of March 1, 1998) and current offices held by all executive officers of the Company.

                                                                        EXECUTIVE OFFICER
        NAME           AGE           POSITION WITH THE COMPANY                SINCE
        ----           ---           -------------------------          -----------------
Benjamin L. Scott....  48     President, Chief Executive Officer and          1997
                              Director
Ralph J. Swett.......  63     Chairman of the Board and Director              1992
John R. Fleming......  43     President, Emerging Markets                     1992
David J. Thomas......  47     President, Retail Business Division             1995
James F. Guthrie.....  53     Executive Vice President and Chief              1995
                              Financial Officer
Michael W. Vent......  45     Executive Vice President                        1997
Jeffrey C. Smith.....  46     Senior Vice President, General Counsel          1997
                              and Secretary
Meri B. Braziel......  33     Senior Vice President, European                 1997
                              Operations
Valerie Walden.......  41     Senior Vice President, Switched and             1998
                              Private Line
Stuart K. Coppens....  49     Vice President of Finance and Chief             1997
                              Accounting Officer

     Executive officers of the Company are elected by and serve at the discretion of the Board. None of the executive officers has any family relationship to any nominee for Director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of all executive officers except Mr. Scott and Mr. Swett whose business experience has been previously described. See "Proposal
1 -- Election of Directors -- Information Concerning Incumbent Directors and Nominees to Board of Directors."

     Mr. Fleming has served as President, Emerging Markets of IXC Communications since December 1997, as Executive Vice President of IXC Communications from March 1996 through November 1997 and as Senior Vice President of IXC Communications from October 1994 through March 1996. He served as Vice President of Sales and Marketing of IXC Communications from its formation in July 1992 until October 1994. Prior to that, Mr. Fleming served as Director of Business Development and Director of Carrier Sales of CTI from 1986 to March 1990 and as Vice President -- Marketing and Sales of CTI from March 1990 to July 1992. Mr. Fleming was a Branch Manager for Satellite Business Systems from 1983 to 1986. Mr. Fleming has been employed with IXC Carrier, Inc. ("IXC Carrier") since 1986 and a Vice President of IXC Carrier since 1990. Mr. Fleming has over 17 years of experience in the telecommunications industry.

     Mr. Thomas has served as President, Retail Business Division of IXC Communications since February 1998, as Executive Vice President of IXC Communications from March 1996 through January 1998 and as Senior Vice President of IXC Communications from August 1995 through March 1996. He was employed with ALC from 1983 to 1995, serving as Vice President from 1991 to 1995 and as Treasurer from 1989 to 1995. Mr. Thomas has over 15 years of experience in the telecommunications industry.

     Mr. Guthrie has served as Chief Financial Officer of IXC Communications since July 1997, as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President, Strategic Planning of IXC Communications from December 1995 through March 1996. Prior to that, Mr. Guthrie served as Vice President and Chief Financial Officer of Times Mirror from 1993 to 1995 and as the Chief Financial Officer of TMCT from 1982 to 1993.

     Mr. Vent was elected Executive Vice President of IXC Communications effective April 1, 1997 and has served as Senior Vice President -- Network Planning and Implementation of IXC Communications from

December 1996 through March 1997. Prior to that, Mr. Vent served as Vice President and General Manager of Broadband Services of IXC Communications from October 1995 through November 1996 and Vice President and General Manager of Switch Services of IXC Communications from October 1994 through September 1995. Mr. Vent served as Vice President of Management Information Systems and Network Services of WCT Communications, Inc. from September 1993 through August 1994, and Vice President and Chief Information Officer of Advanced Technologies of Progressive Communications Technology, Inc. from August 1992 through August 1993. He was employed by MCI Communications Corporation from 1979 through July 1992, serving as Director of Network and Computer Operations from January 1990 through July 1992. Mr. Vent has over 23 years of experience in the telecommunications industry.

     Mr. Smith has served as Senior Vice President of IXC Communications since September 1997 and as General Counsel and Secretary of IXC Communications since January 1997. He served as Vice President of IXC Communications from January 1997 until September 1997. Prior to that, Mr. Smith served as Vice President Planning and Development for Times Mirror Training, a subsidiary of Times Mirror, from August 1994 to December 1996. Prior to that, Mr. Smith was employed by Times Mirror from 1985 through August 1994, and served in a variety of legal capacities, including five years as General Counsel to the Baltimore Sun newspaper, with his last position being Associate General Counsel and Assistant Secretary. Prior to 1985, Mr. Smith was employed for seven years in private law practice as a trial and business attorney.

     Ms. Braziel has served as Senior Vice President, European Operations of IXC Communications since February 1998, as Senior Vice President of Marketing of IXC Communications from May 1997 through January 1998 and as Vice President of Marketing of IXC Communications from November 1994 through April 1997. Prior to that, Ms. Braziel was employed by Sprint International Communications Corporation, a subsidiary of Sprint Corp. ("Sprint"), from 1988 through October 1994, with her last position being head of voice operations for Sprint in Moscow. Ms. Braziel has over 10 years of experience in the telecommunications industry.

     Ms. Walden has served as Senior Vice President, Switched and Private Line of IXC Communications since January 1998. Prior to that, Ms. Walden served as Vice President, Sales and Marketing for AT&T Wireless (a subsidiary of AT&T Corp.), and its predecessors, including McCaw Communications, Inc. since September 1989. She has over 15 years of telecommunications and management experience in marketing, sales, product development and customer care management.

     Mr. Coppens has served as Vice President of Finance and Chief Accounting Officer of IXC Communications since July 1997. Prior to that Mr. Coppens was employed by Times Mirror and served as Chief Financial Officer of Matthew Bender & Company, a subsidiary of Times Mirror from February 1996 to June 1997, as Chief Accounting Officer of Times Mirror from April 1994 to February 1996, as Vice President of Finance of Richard D. Irwin, Inc., a subsidiary of Times Mirror from September 1991 to April 1994, as Director of Accounting of TMCT from October 1983 to September 1991 and as an Audit Supervisor at Times Mirror from October 1981 to October 1983.

COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to: (i) each person that served as the Chief Executive Officer in fiscal 1997, (ii) the four most highly compensated executive officers in fiscal 1997 other than the persons serving as Chief Executive Officer and (iii) a former executive who retired during fiscal 1997 (collectively, the "Named Executive Officers") for their services to the Company for the years ended December 31, 1997, December 31, 1996 and December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                   ANNUAL COMPENSATION                 AWARDS
                                          --------------------------------------    ------------
                                                                      OTHER          SECURITIES
                                                                     ANNUAL          UNDERLYING         ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR    SALARY      BONUS     COMPENSATION(1)   OPTIONS/SARS(#)   COMPENSATION(2)
   ---------------------------     ----   --------    --------   ---------------   ---------------   ---------------
Benjamin L. Scott................  1997   $ 69,000    $350,000       $ 3,000           500,000          $  3,234(3)
  President and Chief Executive
    Officer                        1996         --          --            --                --                --
                                   1995         --          --            --                --                --
Ralph J. Swett...................  1997    338,923     250,000        10,000                --            22,636(4)
  Chairman                         1996    299,712     175,000        10,000                --            21,986(4)
                                   1995    285,000          --        10,000                --           883,813(4)
John R. Fleming..................  1997    198,911     150,000         8,000                --            14,350(6)
  President of Emerging Markets    1996    165,519     100,000         7,500                --            14,322(6)
                                   1995    212,083(5)       --         7,500                --           444,739(6)
David J. Thomas..................  1997    200,033     150,000         8,000                --            14,350(7)
  President, Retail Business
    Division                       1996    165,834      26,250         8,000           100,000            51,116(7)
                                   1995     52,308          --         2,667           243,353             9,917(7)
James F. Guthrie.................  1997    222,404     125,000         8,000            50,000           182,062(8)
  Executive Vice President         1996    200,000          --         8,000           342,490            17,842(8)
                                   1995         --          --            --                --                --
Michael W. Vent..................  1997    192,377      80,000         8,000            50,000            14,350(9)
  Executive Vice President         1996    137,500          --         7,200           100,000            12,375(9)
                                   1995    126,202      40,000         7,200                --             5,924(3)
John J. Willingham*..............  1997    132,261     150,000         5,333                --                --
  Former Senior Vice President     1996    143,519     100,000         7,500                --            12,415(10)
                                   1995    183,417(11)       --        7,500                --           442,871(10)

---------------
  * Mr. Willingham retired as Senior Vice President of the Company effective August 29, 1997.

 (1) These amounts represent automobile allowances paid to the Named Executive Officers in 1997, 1996 and 1995.

 (2) Includes payments in 1995 of $862,027 (with respect to Mr. Swett) and $431,014 (with respect to Mr. Fleming and Mr. Willingham) made in connection with a prior incentive arrangement. The incentive payments were earned in 1993 but did not become payable until 1995.

 (3) Represents reimbursed relocation expenses.

 (4) Includes an employer contribution of $14,350, $13,700 and $13,500 under the 401(k) Plan (as defined below) in 1997, 1996 and 1995, respectively, and payments of $8,286 for term life insurance premiums in 1997, 1996 and 1995.

 (5) Represents $153,750 in salary and an additional amount of $58,333 in compensation earned and deferred in prior years but paid in 1995.

 (6) Includes an employer contribution of $14,350, $14,322 and $13,725 under the 401(k) Plan in 1997, 1996 and 1995, respectively.

 (7) Includes an employer contribution of $14,350 and $3,060 under the 401(k) Plan in 1997 and 1996 and reimbursed relocation expenses of $9,917 and $48,056 in 1995 and 1996, respectively.

 (8) Includes an employer contribution of $14,350 and $17,842 under the 401(k) Plan in 1997 and 1996, respectively, and $167,712 in reimbursed relocation expenses in 1997.

 (9) Represents an employer contribution under the 401(k) Plan.

(10) Includes an employer contribution of $12,415 and $11,858 under the 401(k) Plan in 1996 and 1995, respectively.

(11) Represents $131,750 in salary and an additional amount of $51,667 in compensation earned and deferred in prior years but paid in 1995.

EMPLOYMENT AGREEMENTS

     IXC Communications entered into an employment agreement with Benjamin L. Scott for a term of five years beginning October 9, 1997 (the "Commencement Date") pursuant to which Mr. Scott serves as President and Chief Executive Officer of IXC Communications. Mr. Scott also became a member of the Board of Directors on the Commencement Date. It is anticipated that Mr. Scott will also become the Chairman of the Board of IXC Communications within 30 days following the 1998 Annual Meeting. Pursuant to the terms of his employment agreement, Mr. Scott is entitled to an annual base salary of $350,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus of $225,000 for his first year of service. Thereafter, annual bonuses, if approved by the Board of Directors, are anticipated to be one-half or more of his base salary if Mr. Scott achieves or exceeds certain performance goals. Mr. Scott's employment agreement also provides for a signing bonus of $650,000, $350,000 of which was paid to Mr. Scott on the Commencement Date and $300,000 of which will be paid on January 1, 1999. Mr. Scott was also granted an option to purchase 500,000 shares of Common Stock at a price of $27.50 per share (the fair market value of the Common Stock on the date of grant), vesting over a five-year period in connection with his employment agreement under the 1997 Stock Plan which was adopted in September 1997. See "-- Fiscal Year-End Option Values." Mr. Scott is also entitled to receive certain severance and relocation benefits as described in his employment agreement.

     Mr. Guthrie entered into an employment agreement with IXC Communications in December 1995 for a term of three years pursuant to which Mr. Guthrie is entitled to an annual base salary of $200,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus, the amount of which, if any, is determined by the Board of Directors. Mr. Guthrie was also granted an option to purchase 242,490 shares of Common Stock at a price of $3.01 per share vesting over a three-year period which, subject to certain conditions, vest immediately upon a change of control of IXC Communications as set forth in his employment agreement and stock option agreement. Additionally, Mr. Guthrie receives an annual automobile allowance of $8,000 and received reimbursement of certain relocation costs. Since this initial grant, Mr. Guthrie was granted additional stock options. See "-- Fiscal Year-End Option Values" for the total number of options held by Mr. Guthrie.

     Mr. Thomas entered into an employment agreement with IXC Communications in August 1995 for a term of three years pursuant to which Mr. Thomas is entitled to an annual base salary of $160,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus, the amount of which, if any, is determined by the Board of Directors. Mr. Thomas was granted stock options on August 28, 1995 for 243,353 shares of Common Stock at a price of $3.01 per share vesting over a three-year period which, subject to certain conditions, vest immediately upon a change of control of IXC Communications as set forth in his employment agreement and stock option agreement. Additionally, Mr. Thomas receives an annual automobile allowance of $8,000 and received reimbursement of certain relocation costs. Since this initial grant, Mr. Thomas was granted additional stock options. See "-- Fiscal Year-End Option Values" for the total number of options held by Mr. Thomas.

STOCK OPTIONS

     The following table sets forth information concerning each grant of stock options made during 1997 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                 POTENTIAL REALIZABLE VALUE AT
                                       --------------------------------------------        ASSUMED ANNUAL RATES
                          NUMBER OF                                                           OF STOCK PRICE
                           SHARES                                                            APPRECIATION FOR
                         UNDERLYING     PERCENT OF TOTAL     EXERCISE                         OPTION TERM(1)
                           OPTIONS     OPTIONS GRANTED TO    PRICE PER   EXPIRATION   ------------------------------
         NAME            GRANTED(2)    EMPLOYEES IN PERIOD     SHARE        DATE           5%              10%
         ----            -----------   -------------------   ---------   ----------   -------------   --------------
Benjamin L. Scott......    500,000(3)          40%            $27.50      09/08/07     $8,647,301      $21,913,959
Ralph J. Swett.........         --             --                 --            --             --               --
John R. Fleming........         --             --                 --            --             --               --
James F. Guthrie.......     50,000(4)           4%             27.50      09/08/07        864,730        2,191,396
David J. Thomas........         --             --                 --            --             --               --
Michael W. Vent........     50,000(4)           4%             27.50      09/08/07        864,730        2,191,396
John J. Willingham.....         --             --                 --            --             --               --

---------------
(1) The potential realizable value is calculated based on the term of the option (ten years) at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(2) All of the options become immediately exercisable upon the sale of substantially all of the Company's assets, a successful tender offer for greater than fifty percent (forty-five percent in the case of Mr. Scott's options) of the outstanding capital stock of the Company or a merger or consolidation in which the stockholders of the Company immediately preceding such merger or consolidation will not hold a majority of the outstanding capital stock of the surviving corporation immediately after such merger or consolidation. In addition, all of the options granted to Mr. Scott become immediately exercisable if (a) Mr. Scott is terminated without cause (as defined in his employment agreement) or (b) Mr. Scott does not become the Chairman of the Board of the Company within the 30-day period immediately following the 1998 Annual Meeting and Mr. Scott resigns for such reason.

(3) The options become exercisable in five equal installments beginning on October 9, 1998, and on the four successive annual anniversary dates thereafter.

(4) The options become exercisable in four equal installments beginning on September 9, 1998, and on the three successive annual anniversary dates thereafter.

     The following table sets forth the number and value as of December 31, 1997 of shares underlying unexercised options held by each of the Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                      OPTIONS AS OF                 OPTIONS AS OF
                                                    DECEMBER 31, 1997           DECEMBER 31, 1997(1)
                                               ---------------------------   ---------------------------
                    NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                    ----                       -----------   -------------   -----------   -------------
Benjamin L. Scott............................         --        500,000      $       --     $1,937,500
Ralph J. Swett...............................         --             --              --             --
John R. Fleming..............................         --             --              --             --
James F. Guthrie.............................    105,830        286,660       2,520,868      5,463,611
David J. Thomas..............................    187,236        156,117       4,829,949      2,985,259
Michael W. Vent..............................     61,375        137,123       1,259,902      1,221,994
John J. Willingham...........................         --             --              --             --

---------------
(1) Based on the fair market value (the closing price for the Company's Common Stock as reported on the Nasdaq National Market as of December 31, 1997,
   ($31 3/8 per share)), less the exercise price payable upon exercise of such options.

1996 STOCK PLAN

     In May 1996, IXC Communications adopted the 1996 Stock Plan covering 2,121,787 shares of Common Stock that may be awarded in order to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1996 Stock Plan, subject to the authority delegated to the Chief Executive Officer as described below, except that certain grants made to individuals who are subject to Section 162(m) of the Code are made by the Administrative Committee. All grants of stock-based awards in 1997 were made by the Chief Executive Officer or by the Administrative Committee. See "Proposal 1 -- Election of
Directors -- Committees -- Administrative Committee." Any employee, director or other person providing services to the Company is eligible to receive awards under the 1996 Stock Plan, at the discretion of the Board of Directors. Subject to certain limitations, in January 1997 the Board of Directors delegated its authority under the 1996 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to
Section 16 of the Exchange Act and to the Administrative Committee with respect to grants of stock options to senior executive officers of IXC Communications and other individuals who may be subject to Section 162(m) of the Code. Awards available under the 1996 Stock Plan include options to purchase Common Stock with exercise prices at least equal to the fair market value of the Common Stock on the date of grant.

1994 STOCK PLAN

     In November 1994, IXC Communications adopted the 1994 Stock Plan covering 1,212,450 shares of Common Stock to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1994 Stock Plan, subject to the authority delegated to the Chief Executive Officer as described below, except that certain grants made to individuals who are subject to Section 162(m) of the Code are made by the Administrative Committee. See "Proposal 1 -- Election of
Directors -- Committees -- Administrative Committee." Subject to certain limitations, in January 1997 the Board of Directors delegated its authority under the 1994 Stock Plan to the Chief Executive Officer of the Company with respect to grants of stock options to individuals not subject to Section 16 of the Exchange Act and to the Administrative Committee with respect to grants of stock options to senior executive officers of IXC Communications and other individuals who may be subject to Section 162(m) of the Code. Awards available under the 1994 Stock Plan include options to purchase Common Stock with exercise prices at least equal to the fair market value of the Common Stock on the date of grant. Mr. Culp is the only director who holds options to acquire stock. No options granted under the 1994 Stock Plan were granted in 1997 to Named Executive Officers under the 1994 Stock Plan.

SPECIAL STOCK PLAN

     In October 1996, IXC Communications adopted the Special Stock Plan covering 67,900 shares of Common Stock to induce certain individuals to become employees of the Company and/or its subsidiaries. The Compensation Committee administers the Special Stock Plan. Awards available under the Special Stock Plan include options to purchase Common Stock. All available options to acquire stock under the Special Stock Plan were granted in 1996, none of which were granted to a Named Executive Officer of the Company.

1997 SPECIAL EXECUTIVE STOCK PLAN

     In September 1997, IXC Communications adopted the 1997 Stock Plan covering 500,000 shares of Common Stock that may be awarded in order to attract, retain and reward certain key executives. Grants under the Plan are made by the Administrative Committee. See "Proposal 1 -- Election of Directors --
Committee -- Administrative Committee." Awards available under the 1997 Stock Plan include options to purchase Common Stock with exercise prices at least equal to the fair market value of the Common Stock on the date of grant. Mr. Scott was the only Named Executive Officer granted an option pursuant to the 1997 Stock Plan to acquire stock of IXC Communications in 1997.

401(K) PLAN

     The Company's 401(k) Plan (the "401(k) Plan") is a tax-qualified retirement plan. In general, all employees of the Company who have attained age 18 and completed one year of service (six months of service effective April 1, 1998) are eligible to participate in the 401(k) Plan. Participants may make pre-tax contributions to the 401(k) Plan, in an amount not to exceed $9,500 per year for 1997 ($10,000 for 1998). The Company may elect to make matching contributions each year, which are allocated among participants depending on the amount that they contribute to the 401(k) Plan. The Company may also elect to make profit-sharing contributions to the 401(k) Plan, which are allocated among participants as a percentage of compensation.

INDEMNIFICATION AND EXCULPATION ARRANGEMENTS

     The Company's Restated Certificate of Incorporation, as amended, limits the liability of directors to IXC Communications or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, directors of IXC Communications will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the bylaws of IXC Communications require IXC Communications to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, which was established in June 1996, consisted of Messrs. Irwin, Bragin and McKinzie (until November 1, 1997), none of whom are or have ever been at any time an officer or employee of the Company. Effective November 1, 1997, Mr. Swett, an employee of the Company, replaced Mr. McKinzie as a member of the Compensation Committee. All decisions regarding Mr. Swett's compensation in 1997 were made by the Compensation Committee prior to when Mr. Swett became a member thereof. In September 1997, the Board established the Administrative Committee to administer the 1997 Stock Plan and to make certain grants under the 1996 Stock Plan and the 1994 Stock Plan to individuals who are subject to Section 162(m) of the Code. See "Proposal 1 -- Election of
Directors -- Committees." There are no

Compensation Committee (or Administrative Committee) interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities. See the second paragraph of "Certain Transactions" for more information regarding Mr. McKinzie.

                      REPORT OF THE COMPENSATION COMMITTEE
                             REGARDING COMPENSATION

     The Compensation Committee is currently comprised of Messrs. Swett, Irwin and Bragin, none of whom are or have ever been at any time an officer or employee of the Company, other than Mr. Swett. Until November 1, 1997, the Compensation Committee consisted of Messrs. Irwin, Bragin and McKinzie, none of whom are or have ever been at any time an officer or employee of the Company. During 1997 and prior to Mr. Swett's membership on the Compensation Committee, the Compensation Committee (i) oversaw the general compensation policies of the Company, (ii) at the beginning of 1997, established the compensation of Mr. Swett, the Company's Chairman of the Board, Chief Executive Officer and President, (iii) reviewed and approved Mr. Swett's recommendations as to the compensation levels for the other executive officers and (iv) recommended a form of employment agreement for Mr. Scott, who became the Company's Chief Executive Officer and President during the latter part of 1997.

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to provide a strong and direct link among stockholder values, Company performance and executive compensation through the design and implementation of sound compensation programs that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives. The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with those of the Company's stockholders. The Compensation Committee (and the Administrative Committee) attempt to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on individual and corporate performance for such fiscal year; and (ii) stock options issued under the 1994 Stock Plan, 1996 Stock Plan and the 1997 Stock Plan. The Board believes that cash compensation in the form of salary and performance-based bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through existing stock ownership and/or the award of stock options provides Company executives with a stake in the long-term performance and success of the Company. It should be noted that at March 1, 1998, Mr. Swett owned approximately 9.2% of the Common Stock and another executive officer, Mr. Fleming, owned approximately 3.6% of the Common Stock.

     Base Salary. In establishing 1997 base salary levels for executive officer positions in January 1997 (other than for Mr. Swett and Mr. Scott), the Compensation Committee approved the base salaries of the executive officers based on (i) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses; (ii) individual achievement and accomplishments for each executive officer for fiscal 1996; (iii) the stockholder value created by each executive officer; and (iv) the recommendations of Mr. Swett, which were based on each executive officer's performance and achievements in 1996 and the increased responsibilities for each executive officer in 1997.

     Bonuses. The Company's executive officers (other than Mr. Swett and Mr. Scott) were eligible for annual bonuses which were approved by the Compensation Committee and were based upon recommendations made by Mr. Swett. The Compensation Committee independently determined the amount of the bonus for Mr. Swett. Mr. Scott's bonus was determined by the terms of his employment agreement with the Company. The bonuses paid in early 1997 for performance in 1996 were based on individual performance and the Company's achievement of certain operating objectives in 1996. In 1997, bonuses ranging from $80,000 to $150,000 were paid to each of the Named Executive Officers for 1996 performance other than Mr. Swett and

Mr. Scott. A $250,000 bonus was awarded by the Compensation Committee to Mr. Swett and Mr. Scott received a $350,000 signing bonus pursuant to the terms of his employment agreement.

     The amounts awarded to the Named Executive Officers other than Mr. Swett and Mr. Scott in January 1997 were determined principally by the Compensation Committee's and Mr. Swett's subjective assessment of the individual's contribution to the Company's overall performance for 1996. Among the objectives achieved in 1996 were the successful completion of the Company's initial public offering ("IPO") of its Common Stock which raised gross proceeds of approximately $83.3 million and a concurrent $12 million private placement of Common Stock with GEPT (the "GEPT Private Placement"), the successful continuation of the Company's coast-to-coast fiber expansion and entrance into the business of selling switched long distance services to long distance resellers. Consideration also was given to factors such as the individual's successful completion of special projects, significant increases or decreases in the level of the executive's responsibilities and the Compensation Committee's as well as Mr. Swett's subjective evaluation of the individual's overall efforts and ability to discharge the responsibilities of his or her position.

     Stock Options. The Board of Directors, the Compensation Committee and the Administrative Committee believe that stock options encourage and reward effective management, which results in long-term corporate financial success, as measured by stock price appreciation. During 1997, stock options under the Company's 1996 Stock Plan and 1997 Stock Plan were granted to seven persons that were executive officers of the Company, (Messrs. Scott, Guthrie, Vent, Smith and Coppens, Ms. Braziel and Ms. Walden) as well as 72 other employees of the Company. Mr. Swett and Mr. Fleming already are significant owners of the Common Stock and therefore were not granted stock options. The number of shares of Common Stock underlying options that each executive officer or employee was granted in 1997 was based primarily on the executive's or employee's responsibilities and ability to influence the Company's long-term growth and profitability. The Board of Directors, the Compensation Committee and the Administrative Committee believe that stock ownership and/or option grants provide a desirable long-term compensation method because they closely ally the interests of management with those of the stockholders. Ownership of the Common Stock or potential ownership through grants of stock options are believed to be the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the stock plans are designed to encourage longevity of employment with the Company and generally extend over a four-to-five year period.

COMPENSATION OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

     During 1997 both Ralph J. Swett and Benjamin L. Scott served as the Company's Chief Executive Officer and President. Mr. Swett served as the Company's Chairman of the Board, Chief Executive Officer and President until October 1997, at which time Mr. Scott became the Company's Chief Executive Officer and President, with Mr. Swett continuing as the Company's Chairman of the Board. It is anticipated that Mr. Scott will become the Chairman of the Board within 30 days following the 1998 Annual Meeting. All decisions regarding Mr. Swett's compensation were made by the Compensation Committee prior to when Mr. Swett became a member thereof.

     The Compensation Committee believes that Mr. Swett provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. The Compensation Committee also believes that Mr. Swett's 9.2% ownership of the Common Stock provides Mr. Swett with a significant incentive to increase values for all of the Company's stockholders. Mr. Swett's base salary of $340,000 for 1997 was determined by the Compensation Committee to be appropriate based on comparable chief executive salaries of a peer group of companies and of direct competitors, the Company's overall performance and accomplishments in 1996 as well as Mr. Swett's efforts and contributions to the Company. The annual incentive bonus of $250,000 was paid to Mr. Swett based on (i) completion of the IPO and the GEPT Private Placement; (ii) the Company's entrance in 1996 into the switched long distance services business and the successful continuation of the Company's major expansion of its network; (iii) significant increases in cash flow and earnings that are expected to be achieved upon completion of the network expansion and continued development of its switched services business;
(iv) the efforts and contributions made by Mr. Swett in discharging his responsibilities as Chairman of the Board, Chief Executive

Officer and President during 1996; and (v) the efforts and contributions by the other executives of the Company under Mr. Swett's leadership.

     The compensation paid to Mr. Scott is determined by his employment agreement with the Company which was recommended by the Compensation Committee and approved by the Board of Directors. Mr. Scott was unaffiliated with the Company prior to the commencement of his employment with the Company on the Commencement Date. Pursuant to the terms of his employment agreement, Mr. Scott received $69,000 in annual base salary (based on an annual base salary of $350,000) and a signing bonus of $350,000 in 1997. Mr. Scott was also granted an option to purchase 500,000 shares of Common Stock at a price of $27.50 per share (the fair market value of the Common Stock at the date of grant) vesting in equal annual installments over a five-year period in connection with his employment agreement under the 1997 Stock Plan. The Compensation Committee and the Board determined that the compensation payable to Mr. Scott pursuant to the terms of his employment agreement reflects similar compensation paid to comparable chief executive officers of comparable business where such chief executive officers were hired from a former employer. See "Executive Officers, Compensation and Other Matters -- Employment Agreements" for further details about Mr. Scott's employment agreement.

INTERNAL REVENUE CODE SECTION 162(M)

     Under Section 162(m) of the Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate income taxes is limited to $1,000,000 annually unless certain conditions are satisfied. It is the current policy of the Board to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders. To facilitate compliance with Section 162(m) of the Code, in 1997 the Company established the Administrative Committee to administer the 1997 Stock Plan in all respects and to administer the grants of stock options under the 1996 Stock Plan and the 1994 Stock Plan to senior executive officers of the Company and other employees who may be subject to Section 162(m) of the Code. See "Proposal 1 -- Election of Directors -- Committees -- Administrative Committee."

                                          COMPENSATION COMMITTEE

                                          Wolfe H. Bragin
                                          Richard D. Irwin
                                          Carl W. McKinzie (through October
                                          1997)
                                          Ralph J. Swett (from November 1997)

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market--U.S. Index and the NASDAQ Telecommunications Index for the period during which the Company's Common Stock has been registered under Section 12 of the Exchange Act. The comparison assumes $100 invested on July 3, 1996 in the Common Stock with the reinvestment of all dividends, if any. Total stockholder returns for the prior period is not an indication of future returns.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
     AMONG IXC COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET -- U.S. INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                 7/03/96         12/96        12/97
                                 -------         -----        -----
IXC Communications, Inc.          $100           $192         $196
NASDAQ Stock Market (U.S.)        $100           $109         $133
NASDAQ Telecommunications         $100           $ 94         $139

* Assumes $100 invested on July 3, 1996 in stock or index. Total return assumes reinvestment of dividends. Fiscal year ending December 31, 1997.

                              CERTAIN TRANSACTIONS

     Since the beginning of 1997, the following options were granted to the following executive officers of the Company: (a) on April 7, 1997 and September 9, 1997 Mr. Smith was granted options to purchase 60,000 shares and 20,000 shares of Common Stock at a price of $18.625 and $27.50 per share, respectively, each vesting over a four-year period; (b) on July 7, 1997 Mr. Coppens was granted an option to purchase 50,000 shares of Common Stock at a price of $21.00 per share vesting over a four-year period; (c) on September 9, 1997 each of Mr. Guthrie and Mr. Vent were granted options to purchase 50,000 shares of Common Stock at a price of $27.50 per share, each vesting over a four-year period; (d) on December 15, 1997 Ms. Braziel was granted an option to purchase 30,000 shares of Common Stock at a price of $30.188 per share vesting over a four-year period; and (e) on December 29, 1997 Ms. Walden was granted an option to purchase 50,000 shares of Common Stock at a price of $30.063 per share vesting over a four-year period and (f) on January 15, 1998, Mr. Vent was granted an option to purchase 75,000 shares of Common Stock at a price of $33.00 per share vesting over a four-year period.

     For the year ended December 31, 1997, the law firm of Riordan & McKinzie, of which Mr. McKinzie, a director and stockholder of IXC Communications, is a principal, provided certain legal services to IXC Communications in the amount of approximately $4.3 million (of which approximately $.4 million represented reimbursed expenses).

     GHA, a company whose president is Mr. Irwin, receives an annual fee of $100,000 from the Company for performing certain advisory services with respect to the management, operation and business development activities of IXC Communications.

     Culp Communications Associates, of which Mr. Culp is President, received approximately $84,000 in connection with Mr. Culp's consulting services provided to the Company in 1997. Mr. Culp is continuing to provide such consulting services to the Company in 1998.

     On April 1, 1997, the Company issued and sold 1,000,000 shares of Convertible Preferred Stock at a purchase price of $100 per share in a private placement to two initial purchasers, which shares were subsequently sold to "qualified institutional buyers" and certain "accredited investors" (as defined in the Securities Act of 1933, as amended (the "Securities Act")). The Convertible Preferred Stock is convertible at the option of the holders, unless previously redeemed, at any time after May 31, 1997, into shares of Common Stock at a rate (subject to adjustment in certain events) of 4.263 shares of Common Stock for each share of Convertible Preferred Stock, equivalent to a conversion price of $23.46 for each share of Common Stock. Dividends on the Convertible Preferred Stock accrue at a rate per annum of 7 1/4% per share on the liquidation preference thereof of $100 per share ($7.25 per annum per share). Dividends payable prior to or on March 31, 1999, are, at the option of the Company, payable (i) in cash or (ii) through the issuance of additional shares of Convertible Preferred Stock equal to the dividend amount divided by the liquidation preference of such additional shares. On April 1, 1997, each of GEPT, Mr. Swett, Mr. Guthrie and Mr. Irwin (the "Affiliate Convertible Preferred Stock Holders") beneficially acquired an aggregate of 300,000 shares, 3,500 shares, 1,000 shares and 6,000 shares of Convertible Preferred Stock, respectively, at a purchase price of $100 per share. The Affiliate Convertible Preferred Stock Holders, together with the other holders of Convertible Preferred Stock, received registration rights with respect to the Convertible Preferred Stock and the Common Stock issuable upon conversion thereof.

     On October 31, 1997, the Company consummated its offer (the "Series 3 Tender Offer") to exchange shares of the Common Stock for all its issued and outstanding shares of the Series 3 Preferred Stock. Each holder that tendered its shares of Series 3 Preferred Stock received approximately 49.85 shares of Common Stock for each share of Series 3 Preferred Stock tendered. The number of shares of the Common Stock issued for each share of Series 3 Preferred Stock tendered was calculated by dividing the aggregate per share liquidation preference, including accrued and unpaid dividends, on one share of Series 3 Preferred Stock as of October 31, 1997 (the expiration date of the Series 3 Tender Offer) by $33.00 (the last reported sale price of the Common Stock on the Nasdaq National Market on October 31, 1997). The aggregate liquidation preference, including accrued and unpaid dividends, on the Series 3 Preferred Stock at October 31, 1997, was approximately $20.6 million (or $1,645 per share). The Common Stock issued in connection with the Series 3 Tender Offer was not registered under the Securities Act. Over 95% of the shares of Series 3 Preferred Stock were tendered prior to the expiration of the Series 3 Tender Offer. GEPT, Ralph J. Swett and Richard D. Irwin and his affiliates received 335,259, 1,246 and 49,631 shares of Common Stock, respectively, in the Series 3 Tender Offer.

     In January 1998, IXC Communication amended its indenture in connection with its 12 1/2% Senior Notes Due 2005 to allow the Company to exchange any remaining shares of unregistered 12 1/2% Series A Senior Notes ("Series A Notes") for unregistered 12 1/2% Series B Senior Notes. Mr. Swett, Mr. Fleming and GEPT each hold Series A Notes in the original principal amount of $250,000, $50,000 and $20,000,000, respectively.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and certain of its officers, and persons who own more than 10% of the Common Stock (collectively, "Insiders"), to file reports of ownership and changes in their ownership of Common Stock with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for fiscal 1997, with the exception of GEPT, which filed one late Form 4 reporting an aggregate of two transactions and Mr. Swett, who filed one late Form 5 for the prior fiscal year reporting one transaction.

                                    AUDITORS

     The Company has appointed Ernst & Young LLP to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP served as the Company's independent public accountants for fiscal 1997. A member of that firm is expected to be present at the 1998 Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 1998 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the 1999 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 18, 1998 in such form as required under the rules and regulations promulgated by the Commission.

                                 ANNUAL REPORTS

     A COPY OF THE 1997 ANNUAL REPORT TO STOCKHOLDERS IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT. THE COMPANY HAS ALSO FILED WITH THE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. THIS REPORT CONTAINS INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO JEFFREY C. SMITH AT 1122 CAPITAL OF TEXAS HIGHWAY SOUTH, AUSTIN, TEXAS 78746. SUCH REPORTS ARE NOT A PART OF THE COMPANY'S SOLICITING MATERIAL.

                            PROXIES AND SOLICITATION

     Proxies for the 1998 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company personally or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

     All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /s/ JEFFREY C. SMITH
                                          JEFFREY C. SMITH
                                          Secretary

Austin, Texas

April 9, 1998

                                   APPENDIX-1
                                  FORM OF PROXY

                            IXC COMMUNICATIONS, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Ralph J. Swett and James F. Guthrie, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of IXC Communications, Inc. (the "Company") held of record by the undersigned as of March 20, 1998, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, beginning at 9:00 a.m., local time, on Thursday, April 30, 1998, and at any adjournments thereof, upon the following matters:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.  ELECTION OF DIRECTORS

    / / FOR all nominees listed below    / / WITHHOLD AUTHORITY to vote
        (except as noted below)              for all nominees listed below

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, LINE
                   THROUGH OR OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW.)

    Benjamin L. Scott     Ralph J. Swett      Richard D. Irwin   Wolfe H. Bragin
    Joe C. Culp           Carl W. McKinzie    Phillip L. Williams

2.  OTHER MATTERS

    In their discretion, Ralph J. Swett and James F. Guthrie are authorized to vote upon such other business as may properly come before the meeting.

                                      (continued and to be signed on other side)


                                      A1-1

                          (continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                Dated ________________________________, 1998




                                _____________________________________________
                                                 (Signature)


                                _____________________________________________
                                                 (Signature)

                                Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

                                The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


                                      A1-2